                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Manugistics Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                            [Manugistics Group LOGO]

                            MANUGISTICS GROUP, INC.
                           2115 EAST JEFFERSON STREET
                           ROCKVILLE, MARYLAND 20852

                                                                    July 6, 1998

Dear Shareholders:

     It is my pleasure to invite you to the 1998 Annual Meeting of Shareholders of Manugistics Group, Inc. to be held on Friday, July 24, 1998 at 9:00 a.m., Eastern Daylight Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland.

     Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

     I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                          Very truly yours,

                                          /s/ WILLIAM M. GIBSON
                                          William M. Gibson
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer

                            [Manugistics Group LOGO]

                            MANUGISTICS GROUP, INC.
                           2115 EAST JEFFERSON STREET
                           ROCKVILLE, MARYLAND 20852
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             FRIDAY, JULY 24, 1998
                            ------------------------

To our Shareholders:

     The Annual Meeting of Shareholders (the "Meeting") of Manugistics Group, Inc. (the "Company") will be held on Friday, July 24, 1998 at 9:00 a.m. E.D.T. at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland for the following purposes:

     1. To elect two Class III Directors, each for a term of three years and until their respective successors have been elected and qualified;

     2. To consider and vote upon a proposal to amend the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized to be issued thereunder by 500,000 shares;

     3. To consider and vote upon a proposal to adopt the 1998 Stock Option Plan; and

     4. To transact such other business as may properly come before the Meeting.

     Shareholders of record at 5:00 p.m. E.D.T. on May 26, 1998 are entitled to receive notice of and to vote at the Meeting.

     You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                          By Order of the Board of Directors

                                          /s/ HELEN A. NASTASIA
                                          Helen A. Nastasia
                                          General Counsel and Secretary

Rockville, Maryland
July 6, 1998

                            MANUGISTICS GROUP, INC.
                           2115 EAST JEFFERSON STREET
                           ROCKVILLE, MARYLAND 20852
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Manugistics Group, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on Friday, July 24, 1998, at 9:00 a.m. E.D.T., at the Bethesda Marriott, 5151 Pooks Hill Rd., Bethesda, Maryland, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about July 8, 1998, to all holders of record of the Company's Common Stock (the "Common Stock") as of 5:00 p.m. E.D.T. on May 26, 1998. A copy of the Company's 1998 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended February 28, 1998, accompanies this Proxy Statement.

     At the Meeting, shareholders will elect two Class III directors, each to serve for a term of three years. Shareholders will also act upon proposals to amend the Company's Employee Stock Purchase Plan and to adopt the 1998 Stock Option Plan (with the Company to cease issuing additional options under its existing option plans).

                       VOTING SECURITIES AND RECORD DATE

     The Board of Directors has fixed 5:00 p.m. E.D.T. on May 26, 1998 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 26,000,337 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Eligible shareholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

     The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting in person and casting a ballot.

     The proxy holders, William M. Gibson and Peter Q. Repetti, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by shareholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK.

     The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Amended and Restated By-Laws of the Company (the "By-Laws") provide that the Company's business shall be managed by a Board of Directors of not less than five and not more than nine directors, with the number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed the number of directors which shall constitute the entire Board of Directors at seven.

     The By-Laws also provide that the Company's Board of Directors is divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified. There are presently three directors in Class I, two directors in Class II and two directors in Class III.

     The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three year term. The term of the two Class III directors, William M. Gibson and William G. Nelson, will expire at the Meeting. The other five directors will remain in office for the remainder of their respective terms, as indicated below.

     Director candidates are nominated by the Board of Directors. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws.

     At the Meeting, two Class III directors are to be elected. Both of the director nominees are presently directors of the Company. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. The directors will be elected to serve for three year terms and until their successors have been elected and have qualified. In the event that any nominee should become unavailable or unable to serve as a director, the persons named as proxies on the Proxy Card will vote for the person(s) the Board of Directors recommends.

     Set forth below is certain information regarding each nominee for Class III director and each Class I and Class II director, each of whose term of office will continue after the Meeting.

NOMINEES FOR CLASS III DIRECTORS

     WILLIAM M. GIBSON, 53, has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its formation in 1986. From 1983 until 1986, when it was purchased by the Company, Mr. Gibson served as President, Chief Executive Officer and Chairman of the Board of Directors of STSC, Inc. (now Manugistics, Inc., the principal operating subsidiary of the Company). He joined STSC, Inc. as Executive Vice President and Chief Operating Officer in 1982. (See the information set forth below under "Shareholder Class Action Lawsuits Filed.")

     WILLIAM G. NELSON, 64, has served as a director of the Company since 1986. Since September 1996, Mr. Nelson has served as the President, Chief Executive Officer and Chairman of the Board of Directors of Geac Computer Corporation, Limited. He also serves as a director of Project Software & Development, Inc. From December 1991 to December 1994, Mr. Nelson was President and Chief Executive Officer of Pilot Software, Inc. From April 1990 to December 1991, Mr. Nelson served in several executive capacities at OnLine Software International, Inc., including President, Chief Operating Officer and Chief Executive Officer.

     The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Meeting is required to elect each of the Class III Directors nominated above.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINATED CLASS III DIRECTORS.

INCUMBENT CLASS I DIRECTORS -- TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 1999

     JACK A. ARNOW, 70, has served as a director of the Company since 1986. Mr. Arnow is an independent investor.

     LYNN C. FRITZ, 56, has served as a director of the Company since January 1995. Since 1986, Mr. Fritz has been Chairman and Chief Executive Officer of Fritz Companies, Inc., a publicly-held company that specializes in freight forwarding and customhouse brokerage on a global basis. Mr. Fritz has been employed by Fritz Companies, Inc. since 1965.

     J. MICHAEL CLINE, 38, was elected to serve as a director of the Company in July 1996. Since 1989, Mr. Cline has been a managing member of General Atlantic Partners, LLC (or its predecessor in interest) ("GAP LLC"), a private investment firm with a primary focus on software and related information technologies. Mr. Cline was nominated as a director to the Company's Board of Directors pursuant to the request of GAP LLC, which had acquired a significant ownership interest in the Company in 1996. Prior to 1989, Mr. Cline was an associate with McKinsey & Company, Inc., a global strategic consulting firm. Mr. Cline serves on a number of boards of privately-held software and information technology companies.

INCUMBENT CLASS II DIRECTORS -- TO CONTINUE IN OFFICE FOR TERMS EXPIRING IN 2000

     JOSEPH H. JACOVINI, 57, has served as a director of the Company since 1986. He is a partner in Dilworth Paxson LLP based in Philadelphia, Pennsylvania, where he has practiced law since 1965. He has served as Chairman of that firm since 1997, having served as Co-Chairman since 1995. Mr. Jacovini also served as Chairman of that firm's Corporate Department during 1993-97. Mr. Jacovini has been a Trustee of Drexel University since 1990. He also served as a member of the Board of the Philadelphia Regional Port Authority from 1992 to early 1995 and as its Chairman, as well as Vice Chairman of the Ports of Philadelphia and Camden, Inc., during 1994-95.

     THOMAS A. SKELTON, 50, has served as a director of the Company since April 1992. Mr. Skelton has served as President and Chief Operating Officer of Cambar Software, Inc. in Charleston, South Carolina since August 1997. From April 1996 to April 1997, he was President of Knowledge Systems Corporation. From January 1995 to March 1996, he was Division President of Global Software, Inc. in Raleigh, North Carolina. From 1983 to 1994, Mr. Skelton worked in various management capacities with Manugistics, Inc., the principal operating subsidiary of the Company. In May 1983, he joined STSC, Inc. (now Manugistics, Inc.) as Vice President of Sales; he became Senior Vice President in 1986, Executive Vice President in March 1991 and Chief Operating Officer in March 1992.

COMPENSATION OF DIRECTORS

     To date, the Company, with the exception of a one-time stock grant in 1991, has not paid fees or other compensation to directors for serving on the Board of Directors or committees of the Board. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof. The 1994 Outside Directors Non-Qualified Stock Option Plan provides for the granting of options to purchase 10,000 shares of Common Stock to each outside, i.e., non-employee, director on an annual basis. In the fiscal year ended February 28, 1998 ("fiscal year 1998"), options to purchase shares under this plan were granted to Messrs. Arnow, Cline, Fritz, Jacovini, Nelson, and Skelton.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors held six meetings, including four regularly scheduled meetings and two additional meeting during fiscal year 1998. The Board of Directors has established standing Audit and Compensation committees, each of which is composed of non-employee members of the Board of Directors. The membership of each of these standing committees is determined from time to time by the Board. The Board of Directors has not established a nominating committee; the entire Board of Directors votes on nominations of directors for the Company.

     THE AUDIT COMMITTEE, which presently consists of Lynn C. Fritz, Joseph H. Jacovini and J. Michael Cline, held three meetings during fiscal year 1998. The committee selects, subject to approval of the Board of Directors, a firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed. In addition, the committee reviews and approves the scope and cost of all services (including nonaudit services) provided by the firm selected to conduct the audit. The committee also monitors the effectiveness of the audit effort and the Company's financial reporting, and reviews the Company's financial and operating controls.

     THE COMPENSATION COMMITTEE, which presently consists of Jack A. Arnow, William G. Nelson and Thomas A. Skelton, held two meetings during fiscal year 1998. The committee is responsible for the approval and administration of the compensation program for William M. Gibson, the Company's President, Chief Executive Officer and Chairman of the Board of Directors. The committee and the Board of Directors also review the compensation programs for the other executive officers of the Company, for which programs Mr. Gibson is responsible. The committee is also responsible for the grant of options to the Company's employees under the Company's various stock option plans as well as for the administration of the plans.

SHAREHOLDER CLASS ACTION LAWSUITS FILED

     As previously reported by the Company in its Current Report on Form 8-K dated June 18, 1998, a number of lawsuits have been filed in various Federal District Courts alleging certain disclosure violations under the federal securities laws against the Company, William M. Gibson, its Chairman and Chief Executive Officer, and Peter Q. Repetti, its Chief Financial Officer, arising from alleged omissions and misrepresentations by the Company and the two individuals regarding the Company's business, operations, and financial condition. (Several additional similar lawsuits were subsequently filed, one of which also names as defendants Kenneth S. Thompson, Executive Vice President, and two directors of the Company, Messrs. Jacovini and Skelton, and alleges that such individuals were also responsible for such omissions and misrepresentations and that they profited by trading on non-public "insider" information.) Each complaint seeks class action status on behalf of purchasers of the Company's common stock during certain specified periods (variously from February 13, 1998 through June 9, 1998) and seeks unspecified monetary damages. Management believes that the lawsuits are without merit and the Company and the other defendants intend to defend against the lawsuits vigorously.

                   OWNERSHIP OF MANUGISTICS GROUP, INC. STOCK

     The following table sets forth certain information, as of May 31, 1998, with respect to the beneficial ownership of shares of Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially.

     The address of each person who is an officer or director of the Company is 2115 East Jefferson Street, Rockville, MD 20852.

                                                                NUMBER OF SHARES       PERCENT OF
            NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1)      CLASS
            ------------------------------------              ---------------------    ----------
William M. Gibson(2)........................................         5,358,363            20.6
Kenneth S. Thompson(3)......................................           617,690             2.4
Joseph E. Broderick(4)......................................           107,427               *
Keith J. Enstice(5).........................................           128,987               *
Mary Lou Fox(6).............................................           176,383               *
Jack A. Arnow(7)............................................            98,000               *
J. Michael Cline(8).........................................            20,000               *
Lynn C. Fritz (9)...........................................            35,700               *
Joseph H. Jacovini(10)......................................            62,000               *
William G. Nelson(11).......................................           276,000             1.1
Thomas A. Skelton(12).......................................           638,279             2.5
FMR Corp.(13)...............................................         1,550,000             6.0
Directors and executive officers as a group (13 persons)....         7,550,072            29.0%

---------------
  *  Less than 1% of the outstanding Common Stock.

 (1) Beneficial ownership is based on 26,006,187 outstanding shares of Common Stock as of May 31, 1998. Under applicable rules promulgated under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.

 (2) Includes 18,863 shares issuable upon exercise of options, 569,550 shares of Common Stock held by his wife, 45,500 shares of Common Stock held by his daughter and 380,000 shares held in a non-profit corporation, with respect to which Mr. Gibson shares voting and dispositive control.

 (3) Includes 30,624 shares issuable upon exercise of options. Excludes 6,408 shares of Common Stock held by Mr. Thompson's wife of which he disclaims beneficial ownership.

 (4) Includes 68,554 shares issuable upon exercise of options, including 600 shares held in a joint account with his mother.

 (5) All shares issuable upon exercise of options.

 (6) Includes 142,383 shares issuable upon exercise of options.

 (7) Includes 30,000 shares issuable upon exercise of options.

 (8) Consists of shares issuable upon exercise of options. Excludes a total of 1,203,648 shares beneficially owned by General Atlantic Partners, LLC ("GAP LLC"), 3 Pickwick Plaza, Greenwich, CT 06830, of which Mr. Cline is a managing member. The shares owned by GAP LLC include 1,036,870 shares of Common Stock held by General Atlantic Partners 26, L.P., of which GAP LLC is the general partner and 166,778 shares of Common Stock held by GAP Coinvestment Partners, L.P. ("GAPCO"). The managing members of GAP LLC are the general partners of GAPCO. J. Michael Cline disclaims beneficial ownership of all such shares of common stock except to the extent of his pecuniary interest therein.

 (9) Includes 35,000 shares issuable upon exercise of options.

(10) Includes 1,336 shares held by his wife, 28,000 shares of Common Stock held of record by Prudential Bank & Trust Co. in a retirement savings plan for Mr. Jacovini and 22,664 shares issuable upon exercise of options.

(11) Includes 78,000 shares issuable upon exercise of options.

(12) Includes 30,000 shares issuable upon exercise of options, 14,617 shares held by his wife, 18,033 shares held by his wife as custodian for his children, 7,016 shares held by his brother as trustee for his children and 39,146 shares held for Mr. Skelton's benefit in an exchange fund.

(13) Includes 1,419,300 shares of Common Stock beneficially owned by Fidelity Management & Research Company, 82 Devonshire Street, Boston, MA 02109, as a result of its serving as investment advisor to various companies registered under Section 8 of the Investment Company Act of 1940 and serving as investment advisor to certain other funds which are generally offered to limited groups of investors; 108,000 shares of Common Stock beneficially owned by Fidelity Management Trust Company, 82 Devonshire Street, Boston, MA 02109, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and serving as investment advisor to certain other funds which are generally offered to limited groups of investors; and 22,700 shares of Common Stock beneficially owned by Fidelity International Limited, Pembroke Hall, 42 Crowelane, Hamilton, Bermuda, as a result of its serving as investment advisor to various non-U.S. investment companies.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth summary information regarding compensation paid by the Company for services during fiscal years 1998, 1997 and 1996 to the Company's Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer whose individual total salary and bonus on an annual basis exceeded $100,000 for fiscal year 1998 (the "Named Executives").

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                     ANNUAL          ------------
                                                  COMPENSATION        SECURITIES
                                              --------------------    UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION(1)
     ---------------------------       ----   ---------   --------   ------------   ---------------
William M. Gibson....................  1998   $305,000    $305,000     127,620          $ 3,796
  President, Chief Executive           1997    290,000     260,000      23,316            2,327
  Officer and Chairman of              1996    275,000      46,500         -0-            2,248
  the Board of Directors
Kenneth S. Thompson..................  1998    196,667     190,000      31,666            2,493
  Executive Vice President,            1997    175,000     175,000      12,718            2,378
  Supply Chain Products Division       1996    150,000      40,000     100,000            2,250
Joseph E. Broderick(2)...............  1998    191,667     185,000      31,190            2,491
  Executive Vice President,            1997    170,000     170,000         -0-           54,610(3)
  Client Sales and Services Division   1996     28,987         -0-     241,200            3,011(3)
Mary Lou Fox.........................  1998    152,500     152,500      23,334            2,432
  Senior Vice President,               1997    140,000     140,000      10,598            2,343
  Consumer Products Marketing
     Division                          1996    125,000      40,000      60,000            2,240
  and Professional Services Division
Keith J. Enstice.....................  1998    162,000     162,000      28,286            2,181
  Senior Vice President,               1997    150,000     150,000      11,022            2,535
  Field Operations Division,           1996    130,000      42,000      40,000            2,290
  Americas

---------------
(1) Except as otherwise indicated in Note 3 to this table, the amounts shown constitute the Company's contributions to the respective accounts of the named individuals under the Company's 1991 Amended and Restated 401(k) Retirement Savings Plan.

(2) Mr. Broderick became an officer of the Company on December 29, 1995.

(3) These amounts constitute housing and relocation expenses paid by the Company in the amount of $3,011 and $53,107 in fiscal years 1996 and 1997, respectively, and a $1,503 contribution by the Company to Mr. Broderick's 401(k) account for fiscal year 1997.

STOCK OPTIONS

     The following table sets forth certain information concerning the grant of options to the Chief Executive Officer and other Named Executives in fiscal year 1998. The Company has not granted any stock appreciation rights ("SARs").

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      PERCENT OF                               POTENTIAL REALIZABLE VALUE AT
                        NUMBER OF       TOTAL                                     ASSUMED ANNUAL RATES OF
                        SECURITIES     OPTIONS                                  STOCK PRICE APPRECIATION FOR
                        UNDERLYING    GRANTED TO    EXERCISE OR                         OPTION TERM
                         OPTIONS     EMPLOYEES IN      BASE       EXPIRATION   ------------------------------
         NAME           GRANTED(#)   FISCAL YEAR    PRICE($/SH)      DATE           5%               10%
         ----           ----------   ------------   -----------   ----------   -------------    -------------
William M. Gibson.....    27,620(1)     1.94%         $19.46       03/28/02     $   86,153       $  249,433
William M. Gibson.....   100,000(2)     7.01%          42.31       07/31/07      2,661,010        6,743,523
Kenneth S. Thompson...    16,666(1)     1.17%          17.69       03/28/07        185,385          469,803
Kenneth S. Thompson...    15,000(2)     1.05%          42.31       07/31/07        399,152        1,011,528
Joseph E. Broderick...    16,190(1)     1.13%          17.69       03/28/07        180,091          456,385
Joseph E. Broderick...    15,000(2)     1.05%          42.31       07/31/07        399,152        1,011,528
Mary Lou Fox..........    13,334(1)      .93%          17.69       03/28/07        148,322          375,876
Mary Lou Fox..........    10,000(2)      .70%          42.31       07/31/07        266,101          674,352
Keith J. Enstice......    14,286(1)     1.00%          17.69       03/28/07        158,911          402,713
Keith J. Enstice......    10,000(2)      .70%          42.31       07/31/07        266,101          674,352
Keith J. Enstice......     4,000(2)      .28%          42.75       09/24/07        107,541          272,530

---------------
(1) Each option was granted pursuant to the Company's Executive Incentive Stock Option Plan and vests at a rate of 25% per annum. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant. Under the terms of this plan, the option price of any option granted to an individual who possesses more than 10% of the total combined voting power of all classes of Common Stock of the Company must be at least 110% of the fair market value of the Common Stock on the date of grant, thus Mr. Gibson's option price is $19.46 while the option price is $17.69 for the other Named Executives.

(2) Each option was granted pursuant to the Company's Employee Stock Option Plan on the date indicated and vests at a rate of 25% per annum. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

     The following table summarizes the value realized upon exercise of outstanding stock options and the value of the outstanding options held by the Chief Executive Officer and the other Named Executives.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND
                        FISCAL YEAR -- END OPTION VALUES

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                           VALUE             YEAR-END(#)              FISCAL YEAR-END($)(2)
                       SHARES ACQUIRED    REALIZED   ---------------------------   ---------------------------
        NAME           ON EXERCISE(#)      ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           ---------------    --------   -----------   -------------   -----------   -------------
William M. Gibson....           0        $        0      6,129        145,107      $  202,553     $1,163,522
Kenneth S. Thompson..           0                 0     18,779        145,705         679,971      4,381,162
Joseph E.
  Broderick..........      44,093         1,269,351     76,507        151,790       2,719,993      4,662,443
Mary Lou Fox.........      16,250           468,545    145,900         95,782       5,703,586      2,845,761
Keith J. Enstice.....      30,000         1,315,000    121,160         81,052       4,730,155      2,175,939

---------------
(1) Computed by multiplying the number of shares of Common Stock acquired upon exercise of options by the difference between (i) the per share fair market value of the Common Stock on the date of exercise and (ii) the exercise price per share.

(2) Computed by multiplying the number of options by the difference between (i) the per share market value of the Common Stock on February 27, 1998 and (ii) the exercise price per share.

     The information set forth in the following Report and Performance Graph shall not be deemed incorporated by reference into any existing or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporate by reference this Proxy Statement, except to the extent that the Company specifically incorporates such information by reference.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is directly responsible for the approval and administration of the compensation program for William M. Gibson, the Company's Chief Executive Officer, President and Chairman of the Board of Directors. The Compensation Committee is also responsible for the grant of options to the Company's employees under the Company's various stock option plans and administers the plans. In fiscal year 1998, the Compensation Committee consisted of three outside directors of the Company, Jack
A. Arnow, William G. Nelson and Thomas A. Skelton.

     Mr. Gibson is responsible for the approval and administration of compensation programs for the other executive officers of the Company, including those named in the Summary Compensation Table, subject to review and approval by the Compensation Committee and the Board of Directors.

  Objectives and Policies

     The objectives of the Company's executive compensation program, as respectively implemented by the Compensation Committee and by Mr. Gibson, are to:

     - Attract and retain highly qualified executives to lead and manage the Company by providing competitive total compensation packages;

     - Reward executives based on the business performance of the Company;

     - Provide executives with incentives designed to maximize the long-term performance of the Company; and

     - Assure that objectives for corporate and individual performance are established and measured.

     For fiscal year 1998, the components of the Company's executive compensation program included annual base salary and short-term incentive bonus plans. In fiscal year 1998, stock options to purchase shares of the Company's Common Stock were awarded as a long-term incentive to executive officers of the Company as follows: William M. Gibson, 127,620 shares; Kenneth S. Thompson, 31,666 shares; Joseph E. Broderick, 31,190 shares; Mary Lou Fox, 23,334 shares; and Keith J. Enstice, 28,286 shares.

  Base Salaries

     Base salaries for executive officers (including the Chief Executive Officer) are determined by evaluating the responsibilities associated with their respective positions and the experience of the officers and by reference to salaries paid in the competitive marketplace to executive officers with comparable ability and experience following review of compensation information available in certain widely-known surveys and databases, including the Culpepper and Associates Survey and the Information Technology Association of America Compensation Survey. Individual salary increases, which are reviewed annually, are based on the Company's financial performance in the prior fiscal year and the attainment of individual objectives during the prior fiscal year. In the case of operating executive officers, other factors considered include the financial results of the officer's business unit as well as non-financial performance measures, such as improvements in productivity, development and introduction of new products, improvement of product quality, relationships with customers and leadership and management development.

     Base salaries are set by Mr. Gibson for the other executive officers. No specific weight of relative importance is assigned to the various factors and compensation information considered. Accordingly, the Company's executive compensation policies and practices may be deemed informal and subjective, although they are based on such factors and detailed investigation.

  Short-Term Incentive Plans

     During fiscal year 1998, the Company maintained a short-term incentive plan for executive officers, the Executive Annual Incentive Plan (the "Executive Plan"). This plan provides for the award of cash bonuses to participants based on fiscal year 1998 performance.

     The Executive Plan is intended to (i) recognize the contribution of members of management toward attainment of the Company's objectives by granting awards based on the contribution of individual employees in meeting the objectives of the individual's specific business unit; (ii) give additional incentive to executives covered by the Executive Plan to increase the profitability of the Company; and (iii) assist in attracting and retaining highly talented executives. Under the Executive Plan, executives may receive awards based on individual performance or on the total Company performance to be determined in accordance with the terms of the Executive Plan. Discretionary awards may also be made under the Executive Plan by the President of the Company in amounts not greater than ten percent (10%) of the base salary of the participant. Responsibility for the administration of the Executive Plan resides with the President of the Company and is subject to the review and approval of the Compensation Committee and the Board of Directors.

     Based on the formulas set forth in the Executive Plan, the executive officers of the Company (including the Chief Executive Officer) received bonuses in an amount equal to their base salaries (determined at the beginning of fiscal year 1998) based on their contributions to the achievement of certain Company earnings objectives specified under the Executive Plan. No discretionary awards were made under the Executive Plan during fiscal year 1998.

  Long-Term Incentive Plans

     The Company historically has provided long-term incentive compensation to attract, motivate and retain executive officers through grants of stock options under the Company's Executive Incentive Stock Option Plan. The Compensation Committee believes that this form of compensation closely aligns the interests of executive officers with those of the Company's shareholders and provides a major incentive in building shareholder value. The Compensation Committee designates the employees who shall be granted options and the amount and terms of the options granted. The number of stock options granted to each individual is based on his or her salary range, position, level of responsibility, and performance during the relevant fiscal year. All grants are made with an exercise price not less than the fair market value of the Common Stock on the date of grant.

  Chief Executive Officer's Compensation and Corporate Performance for Fiscal Year 1998

     In determining the base salary for fiscal year 1998 of Mr. Gibson, the Company's Chief Executive Officer, President and Chairman of the Board of Directors, the Compensation Committee considered the overall performance of the Company, Mr. Gibson's individual performance, his salary level relative to salary ranges for comparable positions in other companies and his length of service to the Company. The Compensation Committee also considered the recommendation of Mr. Gibson as to his proposed compensation. The Compensation Committee's determination was not subject to precise criteria or formulas. Accordingly, the determination may be deemed informal and subjective although based on such detailed considerations.

     In determining Mr. Gibson's base salary for fiscal year 1998, the Compensation Committee noted that the Company's financial results for fiscal year 1997 were exceptionally strong, and the Compensation Committee further noted Mr. Gibson's contributions toward achieving those results. The Compensation Committee also discussed the continued leadership role that Mr. Gibson is providing strategically and as a spokesperson for the supply chain segment of the application software industry.

     Based on the above considerations, the Compensation Committee increased Mr. Gibson's annual base salary for fiscal year 1998 by approximately 5%, from $290,000 to $305,000. This increase was reviewed and unanimously ratified by the Board of Directors.

     Under the Executive Plan applicable in fiscal year 1998, the Compensation Committee awarded to Mr. Gibson an incentive cash bonus of $305,000, an amount equal to 100% of his base salary for fiscal year 1998. The Compensation Committee based the award on Mr. Gibson's contributions to the achievement of specific Company earnings objectives targeted under the Executive Plan. This bonus was reviewed and unanimously ratified by the Board of Directors.

                                          Compensation Committee

                                          Jack A. Arnow
                                          William G. Nelson
                                          Thomas A. Skelton

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to shareholders of the Common Stock with the cumulative total return of the Nasdaq Stock Market
(US) Index from the date of the Company's initial public offering (August 13, 1993) to fiscal year end (February 28, 1998). In addition, the graph also compares the Company's performance to that for Nasdaq Computer and Data Processing Stocks. The graph assumes that the value of the investment in the Common Stock and each index was $100 on August 13, 1993 and that all dividends were reinvested. The Company has not paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                 PERFORMANCE GRAPH FOR MANUGISTICS GROUP, INC.

                                                                                           NASDAQ
                                                                         NASDAQ           COMPUTER
                                                                         STOCK            AND DATA
               MEASUREMENT PERIOD                   MANUGISTICS       MARKET (U.S.       PROCESSING
             (FISCAL YEAR COVERED)                  GROUP, INC.        COMPANIES)          STOCKS
8/13/93                                                     100.00            100.00            100.00
2/28/94                                                     143.90            110.60            113.40
2/28/95                                                     103.70            112.20            136.40
2/29/96                                                     146.30            156.30            207.40
2/28/97                                                     307.30            186.40            244.00
2/27/98                                                     778.00            255.10            365.30

AGREEMENTS WITH EMPLOYEES

     All employees of the Company and its subsidiaries, including executive officers, are required to sign a Conditions of Employment Agreement upon joining the Company and its subsidiaries. This agreement restricts the ability of the employee to compete with the Company and its subsidiaries during his or her employment with the Company and for a period of six months thereafter, and contains certain confidentiality and invention assignment provisions.

CERTAIN BUSINESS RELATIONSHIPS

     Joseph H. Jacovini, a director of the Company, is a partner and Chairman of Dilworth Paxson LLP, counsel to the Company, which firm rendered legal services to the Company in fiscal year 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Reporting Persons are required to furnish the Company with copies of all forms that they file under Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to fiscal year 1998, all Reporting Persons complied with all applicable filing requirements under Section 16(a), with the following exceptions: Mr. Broderick failed to file two Form 4's (and the requisite Form 5), relating to a total of three transactions; Mr. Fritz failed to file a Form 4 (and the requisite Form 5) with regard to one transaction; and Mr. Skelton failed to file a Form 5 relating to four gifts by himself or his spouse.

              PROPOSAL 2 -- APPROVAL OF AMENDMENT TO THE EMPLOYEE
                              STOCK PURCHASE PLAN

     In June 1998, the Board of Directors adopted a proposal to amend the Company's Employee Stock Purchase Plan (the "ESPP") by increasing the number of shares of Common Stock reserved for issuance under the ESPP by 500,000, from 500,000 shares to 1,000,000 shares, subject to shareholder approval. The reason for the proposed increase in the number of shares of Common Stock reserved for issuance is to ensure that sufficient shares are available for purchase under the terms of the ESPP, which would support the Company's efforts to attract and retain highly qualified employees.

     The description that follows is an overview of the material provisions of the ESPP. The description, however, does not purport to be a complete description of all the provisions of the ESPP. Any shareholder who wants to obtain a copy of the ESPP may do so upon written request to the Corporate Secretary at the Company's executive offices in Rockville, Maryland.

DESCRIPTION OF THE ESPP

     PURPOSE. The purpose of the ESPP is to provide employees of the Company and its subsidiaries with the right to purchase Common Stock at a discount from the market price, through payroll deductions, thereby providing an incentive for continued employment and to further align the interests of the employees with those of the shareholders of the Company through stock ownership.

     ADMINISTRATION. The ESPP is administered by a committee appointed by the Board of Directors. Currently, the Compensation Committee administers the ESPP for all employees. The interpretation and construction by the Compensation Committee is, to the full extent permitted by law, final.

     In the event that insufficient shares are available under the ESPP for a full allocation of shares to all participants during a given Offering Period (as defined below), the Compensation Committee shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner among the persons exercising options as shall be practicable and as it shall determine to be equitable.

     ELIGIBILITY. All employees of the Company or its subsidiaries are eligible to participate in the ESPP except the following: (i) employees who are customarily employed for less than 20 hours per week; (ii) employees who are customarily employed for less than five months in a calendar year; (iii) employees who own or hold options to purchase or who, as a result of participation in the ESPP, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company as determined pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the "Code"); and (iv) employees whose right to purchase Common Stock under the ESPP accrues at a rate which exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time. As of May 31, 1998, there are approximately 1,400 employees eligible to participate in the ESPP.

     OFFERING PERIODS AND ENROLLMENT. Each Offering Period of Common Stock under the ESPP is for a period of six (6) months. Offering Periods commence on the first day of January and July of each year. The Compensation Committee may change the duration of Offering Periods without stockholder approval, subject to certain limitations set forth in the ESPP.

     Eligible employees may participate in any Offering Period by submitting a subscription agreement to the Company on or before the fifteenth day of the last month before the Offering Period. Once enrolled, a participant automatically will participate in each succeeding Offering Period unless the participant withdraws from the Offering Period or the ESPP. Upon enrollment, a participant authorizes payroll deductions of up to ten percent (10%) of the participant's base salary or wages, bonuses, overtime, shift premiums, incentive compensation, and sales commissions received during an Offering Period. After a participant sets the rate of payroll deductions for an Offering Period, the participant may increase or decrease the rate for any subsequent Offering Period, but may only decrease the rate for the current Offering Period. Only one change may be made during an Offering Period, unless otherwise approved by the Compensation Committee. No interest accrues on payroll deductions.

     PURCHASE OF STOCK. The number of whole shares that a participant may purchase in any Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant during the Offering Period by the price per share determined as described below. The purchase takes place automatically on the Exercise Date. No fractional shares will be purchased and any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share will be retained for the subsequent Offering Period, subject to earlier withdrawal as allowed by the ESPP. Any other monies remaining in a participant's account after the Exercise Date will be returned to the participant.

     The maximum number of shares a participant may purchase in any Offering Period is determined by dividing the total amount of payroll deductions to be withheld during the Offering Period by the product of the applicable percentage of the price of the Common Stock multiplied by the average price of the Common Stock on the Commencement Date of the Offering Period. In no event may the participant purchase more than $25,000 worth of Common Stock in any calendar year.

     PURCHASE PRICE. The purchase price of shares purchased in any Offering Period will be 85% or 95% of the lesser of (a) the average of the high and low market prices as reported on Nasdaq National Market System on the Offering Commencement Date or (b) the average of the high and low market prices as reported on the Nasdaq National Market System on the Offering Termination Date. Shares are purchased at 85% of the fair market value of the Common Stock, determined as described above, if the participant has elected to restrict the sale of the shares the participant will receive for a minimum period of six (6) months after receipt of those shares and shares are purchased at 95% of the fair market value, determined as described above, if the participant elects to receive those shares without restriction immediately upon their purchase.

     WITHDRAWAL. A participant may withdraw from the ESPP or any Offering Period by giving written notice to the Company. All of the participant's payroll deductions credited to the participant's account will be paid to the participant after receipt of notice of withdrawal. After such a withdrawal, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant completes a new subscription agreement.

     TERMINATION OF EMPLOYMENT. If a participant's employment terminates for any reason (including death, disability or retirement) the participant will be deemed to have elected to withdraw from the ESPP and the payroll deductions credited to the participant's account during the Offering Period, but not yet used to exercise the option, will be returned to such participant, or in the case of the participant's death, to the persons entitled to receive such funds.

     RECAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of

Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     In the event of a merger or consolidation in which the Company is a surviving corporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled.

     In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock. Such adjustments to stock or securities of the Company shall be made by the Compensation Committee, whose determination shall be final.

     RESALE OF SHARES. The ESPP imposes a six month holding period on the shares of Common Stock purchased by participants at 85% of the purchase price. Participants who purchase shares under the ESPP at 95% of the purchase price are not subject to any restrictions on the resale of Common Stock purchased thereunder. The Company has registered the shares issuable under the ESPP on a Registration Statement on Form S-8. Participants who are affiliates of the Company may not resell under the Form S-8 Registration Statement any shares purchased under the ESPP. Such resales must either be described in a separate prospectus (or, in certain instances, registered in a separate registration statement) or be effected in accordance with Rule 144 or another available exemption under the Securities Act.

     AMENDMENT OF THE ESPP. The Company, insofar as permitted by law, may at any time amend, suspend or discontinue the ESPP except that no revision or amendment may increase the number of shares of Common Stock which may be issued under the ESPP, materially increase the benefits accruing to participants under the ESPP or otherwise materially modify the requirements for eligibility without the approval of the shareholders of the Company.

     TAX CONSEQUENCES. The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Participants will not recognize income for federal income tax purposes either upon enrollment in the ESPP or upon purchase of shares thereunder. All tax consequences of purchasing shares under the ESPP are deferred until the participant sells or otherwise disposes of the shares or dies. The Company will be entitled to a deduction for federal income tax purposes to the extent that a participant recognizes ordinary income on a disqualifying disposition of the shares in the year of the disqualification, but not if a participant meets the holding requirements. The foregoing is intended to be a brief summary of the tax consequences of transactions under the ESPP based on federal tax laws in effect on May 31, 1998. As federal and state tax laws may change, the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

     PLAN BENEFITS. During fiscal year 1998, participants in the ESPP purchased a total of 69,113 shares of Common Stock, of which a total of 623 shares of Common Stock were purchased by an executive officer of the Company. For fiscal year 1999 such number cannot be determined at this time because the number of shares which may be purchased depends on the number of employees that elect to participate in the ESPP and the amount they wish to contribute towards the purchase of shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE ESPP.

              PROPOSAL 3 -- APPROVAL OF THE 1998 STOCK OPTION PLAN

     In June 1998, the Board of Directors adopted the Company's 1998 Stock Option Plan ("SOP"), subject to shareholder approval. If the SOP is approved by the shareholders, all of the other Company stock option plans will be terminated as to unissued options only, and the SOP would be funded with the shares represented by such unissued options. Each other existing Company stock option plan shall remain in effect until all outstanding options issued thereunder are exercised, expire by their terms, or are canceled. As a result, the shareholders are not being requested to approve any increase to the total number of shares available to be issued under all Company stock option plans. The reason for the adoption of the SOP is to allow all future option grants to be made pursuant to a single option plan, which will ease the administrative burden on the Company and simplify the granting of options. The SOP grants the Committee administering the SOP greater flexibility in deciding the specific terms and conditions of a particular option grant which will support the Company's efforts to attract and retain highly qualified employees, outside directors and consultants.

     The SOP does not contain any provision that would prohibit the Committee from lowering the exercise price of options issued under the SOP, or from accepting the surrender of options issued under the SOP and issuing new options in replacement thereof at a lower exercise price. In contrast, such restrictions on the power of the Committee are contained in the Company's existing stock option plans, and as a result the Committee does not have the authority to reprice any outstanding options that were issued under any existing Company stock option plan.

     The full text of the SOP is annexed hereto as Appendix A. The principal terms of the SOP and certain related matters are summarized below, but are
qualified in their entirety by reference to Appendix                .

     PURPOSE. The purposes of the SOP are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees. The SOP authorizes incentive and non-qualified stock options. In addition, the SOP is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of options to acquire Common Stock. The SOP is also intended as an additional incentive to selected consultants to the Company to devote themselves to the success of the Company by providing them with similar benefits.

     ADMINISTRATION. The SOP shall be administered by a Committee of the Board of Directors, which Committee shall consist of not less than two members of the Board each of whom is a "Non-Employee Director" (as defined in Rule 16(b)-3 under the Exchange Act). No person shall receive a discretionary grant or award under the SOP or any other stock plan of the Company while a member of the Committee. The Committee selects employees and directors of, and consultants to, the Company or its subsidiaries to whom discretionary grants of options may be made, the times at which options may be granted, whether the options are incentive or non-qualified, the number of shares which may be purchased upon the exercise of options and all other terms and conditions of each option. Subject to the terms and conditions and within the limitations of the SOP, the Committee may modify outstanding options granted under the SOP. Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, impair any rights under any option theretofore granted under the SOP. The Committee also has the full power to construe and interpret the SOP and make any determination of fact incident to the SOP; promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the SOP; and make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the SOP.

     ELIGIBILITY. All full-time employees of the Company or its subsidiaries (including officers, whether or not they are directors) are eligible to receive incentive stock options and/or non-qualified options granted under the SOP. In addition, all persons who are elected to the Board of Directors of the Company at an annual meeting of shareholders and who remain as directors at each annual meeting of shareholders thereafter by virtue of a continuation of such persons' terms as directors, other than directors who are also employees of the Company, are eligible to receive non-qualified options under the SOP. Finally, all consultants to the Company or its subsidiaries are eligible to receive non-qualified options under the SOP.

     SHARES RESERVED FOR ISSUANCE. Initially, two million two hundred thirty seven thousand nine hundred (2,237,900) shares of Common Stock (or such lesser number of shares equal to the sum of all available shares under all of the Company's existing stock option plans on the date shareholders approve the SOP) will be reserved for issuance upon exercise of the options granted pursuant to the SOP, which authorized shares may be unissued or reacquired shares of Common Stock. In the event that any outstanding option granted under the SOP for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option grant under the SOP.

     OPTION PRICE. The exercise price of an option shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock of the Company as of the date of the grant unless otherwise required by the Code or any other applicable law. Subject to the foregoing, the Committee shall have full authority and discretion in fixing the option price.

     TERMS AND EXERCISE OF OPTIONS. An option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Options may be exercised by an optionee only during the period in which the optionee is employed by the Company or its subsidiaries, except that the Committee may permit the exercise of any option for any period following the optionee's termination of employment not in excess of the original term of the option on such terms and conditions as it shall deem appropriate. If any option is subject to any vesting requirements, the Committee may provide for the acceleration of the time in which such option may be exercised. Notwithstanding the foregoing, if an employee is terminated involuntarily without cause within one (1) year after a consolidation or merger in which the Company is not the surviving corporation, all outstanding options will be exercisable as of the date of such consolidation or merger. In no event shall an option granted under the SOP be exercisable more than ten (10) years after the date of the grant. Options are exercisable by payment in full for the shares of Common Stock being purchased, such payment to be made in cash, by check, or, at the discretion of the Committee, in Common Stock or other property held by the optionee.

     OPTIONS TO DIRECTORS. All persons who are elected to the Board of Directors of the Company at an annual meeting of shareholders and who remain as directors at each annual meeting of shareholders thereafter by virtue of the continuation of such persons' terms as directors, other than directors who are also employees of the Company, are eligible to receive options under the SOP. Each eligible director of the Company shall receive an option to purchase 5,000 shares after the first annual meeting at which a director is initially elected to the board and 5,000 shares at each annual meeting thereafter, so long as the director remains a member of the board. Options shall be priced at their fair market value. Except as set forth herein, each option received by a director shall vest and become exercisable one calendar year from the date the option is granted. However, any director leaving the board for any reason prior to the one year anniversary of the grant will become immediately vested on the date of departure as to twenty-five percent (25%) of the shares subject to the option during that year for each fiscal quarter that has ended since the date of the annual grant. However, such shares that vest will not be exercisable until the first anniversary of the date of grant. If a director's term of office is terminated by the death of the director, the director will be deemed to be vested on the date of death as to twenty-five percent (25%) of the shares subject to the option during that year for each fiscal quarter that has ended since the date of the grant, and such shares will be deemed to be exercisable on the date of such vesting. The executor or administrator of such director's estate shall have the right to exercise the shares that are so exercisable pursuant to such option within one year of the date of death of the director. After this one year period, the option shall terminate. All options to directors shall be subject to the general terms and conditions set forth in the SOP.

     OPTIONS TO CONSULTANTS. The Committee may grant options to consultants to the Company on such terms and conditions as are determined by the Committee, generally similar to those set forth above for options to employees, except that any restrictions required to be set forth only in options to employees need not be set forth in options to consultants, at the discretion of the Committee. Options to consultants will be subject to all of the general terms and conditions set forth in the SOP.

     TRANSFERABILITY OF GRANTS. No option granted under the Plan, and no right or interest therein, shall be transferable in any manner except by will or the laws of descent and distribution, shall not be subject to any lien or other claim of any creditor of an optionee, or subject to any lien, encumbrance or claim of any third person made in respect of or through any optionee, however arising. During the lifetime of an optionee, options are exercisable, only by, and shares of Common Stock issued upon the exercise of options will be issued only to the optionee or his or her legal representative. However, the Committee may, in its sole discretion, authorize optionees to designate beneficiaries with the authority to exercise options granted to an optionee in the event of his or her death or disability. The Committee may, in its sole discretion, also authorize an optionee to transfer all or a portion of any non-qualified option, but in no event shall any transfer be made to any person or persons other than such optionee's parents, spouse or other lifetime partner, children or grandchildren, siblings, or children of siblings, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration. The Committee may also, in its sole discretion, provide for the transferability of a particular grant pursuant to a qualified domestic relations order. All other transfers and any retransfers by a permitted transferee are prohibited and shall be null and void. Each option which becomes the subject of a permitted transfer and the optionee to whom it was granted shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer, including responsibility for any withholding taxes incurred as a result of any exercise of an option.

     CHANGE IN CONTROL. A dissolution or liquidation of the Company or merger of consolidation in which the Company is not the surviving corporation, shall cause each outstanding option to terminate, provided that each optionee shall have the right immediately prior to such event to exercise such option in whole or in part without regard to any vesting requirements or installment provisions in his or her option grant agreement. Notwithstanding the above, an option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation under circumstances which are not deemed a modification of the option within the meaning of Section 424 of the Code.

     ADJUSTMENT UPON CHANGES IN CAPITAL STRUCTURE. In the event of any change in the capital structure, capitalization or Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization or any other change affecting the Common Stock, such proportionate adjustment, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to the maximum number of shares of Common Stock which may be issued pursuant to the SOP, the number of shares of Common Stock subject to any outstanding option, the per share exercise price in respect to any outstanding option, the number of shares of Common Stock which are the subject of grants and outstanding under the SOP, and any other term or condition of any grant affected by any such change.

     RIGHTS AS A SHAREHOLDER. An optionee or a permitted transferee of an option shall have no rights as a shareholder with respect to any shares of Common stock covered by the option until the date of the issuance of such shares to the optionee following the exercise of such option.

     EFFECTIVE DATE AND TERM OF PLAN: STOCKHOLDER APPROVAL. The effective date of the SOP is July 24, 1998 and its terms is ten (10) years, subject to shareholder approval.

     GRANT OF OPTIONS. Options may be granted pursuant to the SOP from time to time until such time as all shares of Common Stock available under the SOP have been made subject to an option grant. If any outstanding option granted under the SOP for any reason expires or is terminated, the shares of Common Stock allocable to the option may again be subject to an option under the SOP.

     CONTINUED EMPLOYMENT. The grant of an option pursuant to the SOP shall not be construed to imply or to constitute evidence of any agreement, expressed or implied, on the part of the Company or any subsidiary to continue to employ an employee, or to affect the right of the Company or any subsidiary to terminate the employment of any employee or to alter the responsibilities, duties or authority of any employee.

     TAX CONSEQUENCES. There are no tax consequences to the optionee or the Company upon the grant of a non-qualified stock option pursuant to the SOP. On exercising a non-qualified stock option, the optionee realizes ordinary income to the extent that the market value of the Common Stock exceeds the exercise price, and the Company may claim a tax deduction of like amount. There are no tax consequences to the optionee or the Company upon the grant of an incentive stock option pursuant to the SOP, nor on the exercise of an incentive stock option. Assuming that an optionee holds the stock received pursuant to the exercise of such option for the required holding period under the Code, the optionee will receive capital gain treatment upon the sale of the stock received pursuant to the exercise of the option, but the Company will not receive a tax deduction.

     RESALE OF SHARES. In the event that the SOP is approved by the shareholders of the Company, the Company intends to register the shares issuable upon exercise of options granted under the SOP on a Registration Statement on Form S-8 under the Securities Act. Participants who are affiliates of the Company may not resell the shares acquired under the SOP under the Form S-8 Registration Statement. Such resales must either be pursuant to a resale prospectus or be effected in accordance with Rule 144 under the Securities Act (unless otherwise exempt from registration under the Securities Act).

     AMENDMENTS. The Board of Directors of the Company may suspend or discontinue the SOP or revise or amend the SOP with respect to any shares at the time not subject to options, except that, without approval of the shareholders of the Company, no such revision or amendment shall cause options which are intended to be incentive stock options to fail to so qualify, cause the Plan or any transaction thereunder to fail to meet the requirements of Rule 16(b)-3, or violate applicable law.

     As noted above, the number of options, and the terms and conditions of a specific option grant, will be determined by the Committee in its discretion, subject to the terms of the SOP and the requirements of applicable law. Accordingly, the number of options, and their respective terms and conditions, to be received by or allocated to persons eligible to receive options under the SOP are not presently determinable, except with respect to options to be granted to directors who are not also employees of the Company ("Non-Employee Directors"). As more fully described above, each Non-Employee Director shall annually receive an option to purchase 5,000 shares of Common Stock (see "Options to Directors," above). (In contrast, under the existing 1994 Outside Directors Non-Qualified Stock Option Plan, each Non-Employee Director received annually an option to purchase 10,000 shares of Common Stock.) If the SOP had been in effect in fiscal year 1998, each director would have received an option to purchase 5,000 shares of Common Stock, exercisable at $44.75 per share, the fair market value of the Common Stock on July 25, 1997 (the date on which the option would have been granted). On February 27, 1998, the last trading day of fiscal year 1998, the closing price of the Common Stock as reported by Nasdaq was $39.875 per share.

     The affirmative vote of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Meeting is required to approve the adoption of the SOP.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ADOPTION OF THE SOP.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP, independent accountants, as auditors of the Company to examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending on February 28, 1999 ("fiscal year 1999"). Deloitte & Touche LLP currently serves as the Company's independent accountants, and has been the Company's independent accountants since the fiscal year ended February 28, 1998. Representatives of Deloitte & Touche LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in the Proxy Statement for the 1999 Annual Meeting of Shareholders must be received by the Company at the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before March 9, 1999.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of

Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Shareholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting the proxy holders will vote on such matters according to their discretion.

                                          By Order of the Board of Directors

                                          /s/ HELEN A. NASTASIA
                                          Helen A. Nastasia
                                          General Counsel and Secretary

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                                                      APPENDIX A

                           1998 STOCK OPTION PLAN OF
                            MANUGISTICS GROUP, INC.

1. PURPOSE.

     The purposes of the 1998 Stock Option Plan (the "Plan") of Manugistics Group, Inc. (the "Company") are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees. The Plan authorizes incentive and non-qualified stock options. In addition, the Plan is intended as an additional incentive to directors of the Company who are not employees of the Company or an Affiliate to serve on the Board of Directors and devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of options to acquire Common Stock. The Plan is also intended as an additional incentive to selected consultants to the Company to devote themselves to the success of the Company by providing them with similar benefits.

2. DEFINITIONS.

     "Board of Directors" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

     "Committee" means the committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

     "Common Stock" means the common stock, $.002 par value of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

     "Company" means Manugistics Group, Inc., a Delaware corporation, or any successor corporation.

     "Employee" means any employee, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect time to time, including all rules and regulations promulgated thereunder.

     "Fair Market Value" means in respect of any date on or as of which a determination thereof is being or to be made, the average of the high and low per share sale prices of the Common Stock reported on the NASDAQ System, or other established stock exchange on which the Common Stock is then traded.

     "Incentive Stock Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option' within the meaning of Section 422 of the Code.

     "Non-Qualified Stock Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is designated as a non-qualified option.

     "Participant" means any Employee, non-employee director of, or consultant to, the Company or a Subsidiary who receives a Stock Option under the Plan.

     "Plan" means this 1998 Stock Option Plan of the Company, as set forth herein and as hereafter amended from time to time in accordance with the terms hereof.

     "Stock Option" means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

     "Subsidiary" means the definition set forth in Section 424(f) of the Code.

3. EFFECTIVE DATE; TERM.

          (a) EFFECTIVE DATE. The Plan shall be effective on July 24, 1998, upon approval by the shareholders of the Company at the 1998 annual meeting of shareholders of the Company or any adjournments thereof.

          (b) TERM. The Plan shall remain in effect until July 23, 2008 unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect grants then outstanding.

4. SHARES OF COMMON STOCK SUBJECT TO PLAN.

          (a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE
     PLAN. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be two million thirty seven thousand nine hundred (2,237,900) (or such lesser number equal to the sum of all available shares under all of the Company's existing Stock Option Plans on the date prior to the adoption of this Plan by the shareholders, excluding the Company's Employee Stock Purchase Plan), plus any shares of Common Stock issued under the Plan that are forfeited back to the Company or are canceled pursuant to the terms of any option grant agreement. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of the Common Stock shall be issued under the Plan.

          (b) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of any change in the capital structure, capitalization or Common Stock of the Company such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustment, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the maximum number of shares of Common Stock which may be issued pursuant to the Plan; (ii) the number of shares of Common Stock subject to any outstanding Stock Option made to any Participant under the Plan; (iii) the per share exercise price in respect of any outstanding Stock Options; (iv) the number of shares of Common Stock which are the subject of grants then outstanding under the Plan; and (v) any other term or condition of any grant affected by any such change, subject to the provisions of Section 8(a) below.

5. ADMINISTRATION.

          (a) THE COMMITTEE. The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and comprised of not less than two of the then members of the Board of Directors, each of whom is a "Non-Employee Director" within the meaning of Rule 16(b)-3 under the Exchange Act (or has similar status under any successor provision) and as "outside directors" within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall issue Stock Options under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

          (b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to:
     (i) select Participants from among the Employees and non-employee Directors of the Company and Subsidiaries; (ii) establish the types of, and the terms and conditions of, all grants of Stock Options made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of the Plan; (iii) make grants of Stock Options subject to and consistent with the express provisions of the Plan; (iv) prescribe the form or forms of grant agreements and other instruments evidencing grants under the Plan; (v) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (vi) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (vii) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (viii) modify the terms of outstanding Stock Options, except that, without the consent of the optionee, no such modification may impair the rights granted under any such Stock Option;
     (ix) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (x) engage the services of persons and firms, including banks and consultants, in furtherance of the Plan's activities; and (xi) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan.

          (c) COMMITTEE'S DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

          (d) INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee member shall be entitled to the indemnification rights set forth in this Section 5(d) only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

6. STOCK OPTIONS.

          (a) IN GENERAL. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall determine. Any option intended to qualify as an Incentive Stock Option shall contain all of the terms required by the Code in order to receive favorable tax treatment under the Code.

          (b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other Employee of the Company or a Subsidiary may be granted Stock Options. The Committee shall determine, in its discretion, the Employees to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided, that (i) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any Employee during any calendar year shall be 250,000 and (ii) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation shall automatically be converted into and exercised as a Non-Qualified Stock Option.

          (c) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option, unless otherwise required by law.

          (d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Incentive Stock Option exceed ten years after the date such Incentive Stock Option is granted.

          (e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee and has been continuously an Employee since the date such Stock Option was granted, except that the Committee may permit the exercise of any Stock Option for any period following the Participant's termination of employment not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate. In the case of any option subject to any vesting requirements, the Committee may provide for the acceleration of the time at which such option may be exercised. Notwithstanding anything to the contrary in this Plan or in any Stock Option, if an Employee is terminated involuntarily without cause within one year after a consolidation or merger in which the Company is not the surviving corporation, all unexpired Stock Options held by such Employee shall be exercisable for a period of ninety (90) days after such termination, but in no event after the original expiration date set forth in the applicable Stock Option.

          (f) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part as to a minimum of 50 shares or, if fewer, the total number of shares subject to the Stock Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock already owned by the Participant valued at the Fair Market Value of the Common Stock on the date of exercise. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and to use the proceeds from such sale to pay the exercise price and withholding taxes.

          (g) STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS.

             (i) On the date of an Annual Meeting of the Shareholders, each director who is not an employee of the Company shall receive a Non-Qualified Stock Option to purchase shares of the Common Stock at a price per share as hereinafter determined in the following amounts:
        5,000 shares after the first Annual Meeting at which a director is initially elected to the Board and 5,000 shares at each Annual Meeting thereafter, so long as the director remains a member of the Board. Any director who is elected to the Board at any time other than an Annual Meeting will receive a percentage of the annual grant based on the date of their election.

             (ii) Except as set forth below, each Stock Option received by a director shall vest and become exercisable with respect to any of the shares subject to the Stock Option one calendar year from the date the Stock Option is granted. Notwithstanding the foregoing, any director leaving the Board for any reason prior to the one year anniversary of the grant will become immediately vested on the date of departure as to twenty-five percent (25%) of the shares subject to the Stock Option during that year for each fiscal quarter that has ended since the date of the annual grant. However, any departing director will not be entitled to exercise any percentage of a Stock Option to which such director has vested until one year from the date of grant. Any director elected or appointed to the Board of Directors at any time other than an Annual Meeting of Shareholders will receive a percentage of the annual grant based on the number of fiscal quarters ending from the date of the appointment or election until the next Annual Meeting of Shareholders. With respect to any director elected or appointed to the Board of Directors at any time other than an Annual Meeting of Shareholders the grant of Stock Options would become exercisable on the date of the one (1) year anniversary of the regular annual grant to the Board of Directors.

             (iii) If the director's term in office is terminated by the death of the director, the director will be deemed to be vested on the date of death as to twenty-five percent (25%) of the shares subject to the Stock Option during that year for each fiscal quarter that has ended since the date of the grant. Stock Options vested on the date of death of a director will be deemed to be exercisable on the date of such vesting. The executor or administrator of the director's estate shall have the right to exercise with respect to all or any part of the number of shares which were exercisable by the director on the date of death, within one year of the date of the death of the director. After the termination of said one year period, the Stock Option shall terminate.

             Notwithstanding anything contained herein to the contrary, no Stock Option shall be exercisable following ten (10) years from the date the Stock Option is granted.

          (h) STOCK OPTIONS TO CONSULTANTS. The Committee may grant Non-Qualified Stock Options to consultants to the Company on such terms and conditions as are determined by the Committee, generally similar to those set forth above in Sections 6(a) through 6(f), except that any restrictions required to be set forth only in Stock Options to Employees need not be set forth in Stock Options to consultants.

7. NON-TRANSFERABILITY OF GRANTS.

     No grant under the Plan, and no right or interest therein, shall be (a) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (b) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (c) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options will be issued only to the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options granted to a Participant in the event of his or her death or disability. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Non-Qualified Stock Option granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant's parents, spouse or other life partner, children or grandchildren, siblings, or children of siblings, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Stock Option which becomes the subject of a permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Stock Option. In no event shall any permitted transfer of a Stock Option create any right in any party in respect of any Stock Option, other than the rights of the qualified transferee in respect of such Stock Option specified in the related grant agreement.

8. CHANGE IN CONTROL.

     Subject to any required action by the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding Stock Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Stock Option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, to exercise his or her Stock Option in whole or in part without regard to any vesting requirements or installment provisions set forth in his or her Stock Option grant agreement.

     Notwithstanding the above provisions, a Stock Option will not terminate if assumed by the surviving or acquiring corporation, or its parent, upon a merger or consolidation under circumstances which are not deemed a modification of the Stock Option within the meaning of Sections 424 and 424(3)(A) of the Internal Revenue Code.

9. AMENDMENT OF PLAN.

     The Board of Directors shall have the sole right and power to amend or terminate the Plan at any time and from time to time; provided, however, that the Board of Directors may not amend the Plan, without approval of the shareholders of the Company, in a manner which would:

          (a) cause Stock Options which are intended to be Incentive Stock Options to fail to qualify;

          (b) cause the Plan or any transaction thereunder to fail to meet the requirements of Rule 16(b)-3; or

          (c) violate applicable law.

10. GENERAL PROVISIONS.

          (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or association upon which the Stock is then listed or traded, any applicable Federal or state securities law, and any applicable corporate law.

          (b) Nothing contained in the Plan shall prevent the Board of Directors from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

          (c) Nothing contained in the Plan or in any grant hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate or modify the employment of any of its employees at any time.

          (d) The Plan and all grants made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

          (e) Any Stock Option granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to grants under this Plan).

          (f) A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any Stock Option granted under the Plan shall not be affected by any change of employment, so long as the holder continues to be an employee of the Company or any Subsidiary.

          (g) The obligations of the Company with respect to all Stock Options under the Plan shall be subject to (A) all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required, and (B) the rules and regulations of any securities exchange or association on which the Common Stock may be listed or traded.

          (h) If any of the terms or provisions of the Plan conflict with the requirements of Rule 16(b)-3 as in effect from time to time, or with the requirements of any other applicable law, rule or regulation, and with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16(b)-3, and with respect to Incentive Stock Options, Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

          (i) A Participant or a permitted transferee of an option shall have no rights as a stockholder with respect to any shares covered by the Participant's Stock Option until the date of the issuance of a stock certificate to the Participant for such shares following the exercise of such Stock Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(b) hereof.

          (j) No provision of this Plan or any Stock Option shall be construed to prevent the Company from taking any corporate action deemed by the Company to be appropriate or in its best interest, whether or not such action could have an adverse effect on the Plan or any Stock Options granted hereunder, and no Stock Option holder or Stock Option holder's estate, personal representative or beneficiary shall have any claim against the Company as a result of taking such action. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of, or consultants to, the Company.

                                                                      1216-PS-98